Exhibit 99.2   Management Agreement executed October 31, 2002

                              MANAGEMENT AGREEMENT

         This Management Agreement (the "AGREEMENT") is entered into this 31st day of October 2002 (the "EFFECTIVE DATE") by and between Staff America, Inc.. (the "PEO"), and The Cura Group III, Inc., a Florida corporation (the "MANAGER").

                                   BACKGROUND

         WHEREAS, the PEO provides professional employer organization services, including staffing, payroll and insurance services (the "BUSINESS") to customers within the states set forth on Exhibit A hereto (the "CUSTOMER BASE");

         WHEREAS, Manager and an affiliate of PEO have entered into that certain stock purchase agreement of even date and attached hereto as Exhibit B (the "STOCK PURCHASE AGREEMENT"), pursuant to which PEO's affiliate shall sell all of the issued and outstanding shares of PEO (the "Shares").

         WHEREAS, in accordance with the terms of the Stock Purchase Agreement, PEO and Manager will not consummate the purchase and sale of the Shares until such time as adjustments for the purchase price of the Shares have been made;

         WHEREAS, PEO wishes to provide for the most effective and efficient management of certain aspects of the Business until the closing of the transaction contemplated by the Stock Purchase Agreement, or until such time as this Agreement is otherwise terminated pursuant to the provisions herein;

         WHEREAS, PEO desires that Manager serve as exclusive manager and operator of PEO's business on an interim basis, pending the consummation of the transaction contemplated by the Stock Purchase Agreement; and

         WHEREAS, Manager has agreed to manage certain aspects of the Business upon the terms and conditions herein contained;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. MANAGEMENT RESPONSIBILITIES.

(a) Commencing on the Effective Date of the Stock Purchase Agreement and until the termination of this Agreement as herein provided, Manager shall manage the servicing of PEO's Customer Base and Business consisting of payroll administration, workers' compensation coverage, customer service and support, billing and other related endeavors, in such manner as the parties may agree from time to time. Manager shall manage the Business in accordance with all applicable rules, regulations and laws and with the same care and regard as it manages its own affairs and business, providing PEO's customers with the same level of priority, service and attention as Manager provides to its own customers.

(b) Commencing on the Effective Date of the Stock Purchase Agreement and until the termination of this Agreement as herein provided, PEO will transition the PEO's Customer Base into Manager's workers' compensation insurance policy, in such manner as the parties may agree.

(c) Manager shall consult with PEO from time to time regarding all material operating procedures and decisions affecting PEO's Customer Base and Business, and shall implement all reasonable requests of PEO.

(d) PEO shall bear all costs and expenses incurred after the date hereof in fulfilling its obligations under this Agreement, including but not limited to salaries, payroll taxes, billing and other ordinary and necessary expenses to service the PEO's Customer Base. All customer accounts, information, documents, customer lists and records, and any other materials, tangible or intangible, transferred or given to, or managed by, Manager under this Agreement shall be become the property of the Manager upon the closing of the Stock Purchase Agreement.

2. MAINTENANCE OF SEGREGATED ACCOUNTS, RECORDS, ETC.

     (a) All management functions performed by Manager under this Agreement shall be for the joint benefit of PEO and Manager, and until the consummation of the Stock Purchase Agreement, Manager shall take all reasonable steps to maintain PEO's distinct identity, using PEO's letterhead in all billings and other correspondence on behalf of PEO, maintaining accurate and separate accounting books and records of operations (including billing summaries) respecting any of the Business managed under this Agreement, and following such other procedures as the parties may mutually agree upon from time to time. All correspondence, notices or other communications to customers, employees or the public with respect to the Business must receive prior approval from Manager.

3.       INSURANCE.

         (a) All certificates for Workers' Compensation Insurance shall be issued under the Manager's policy with Continental Casualty & Assurance Company ("CNA") under the insured's name of "The Cura Group III, Inc., d/b/a/
StaffAmerica" and shall be issued under StaffAmerica's tax identification number.

         (b) PEO shall make timely payments of all weekly manual premium charges to Midwest Merger Management, LLC, a Kentucky limited liability company, based upon thirty-one percent (31%) of the estimated annual manual premium of thirty-seven million dollars.

4. REPORTS.

         (a) PEO shall provide Manager with the following daily reports: cash reports; and first reports of injury.

         (b) PEO shall provide Manager with the following weekly reports: aged accounts receivable; and aged accounts payable.

5. LICENSE OF MARKS.

         PEO hereby grants to Manager a royalty-free, exclusive license to use the any of PEO's tradenames, trademarks and servicemarks (the "Marks") in connection with the Business and servicing PEO's Customer Base until the termination of this Agreement or the consummation of the Stock Purchase Agreement at which time the Marks shall be the property of the Manager.

6. TERMINATION OF AGREEMENT.

         (a) This Agreement shall terminate on the Closing of the transactions contemplated by the Stock Purchase Agreement as provided therein; provided, however, that in the event the parties to the Stock Purchase Agreement do not close as therein provided within one hundred and fifty days (150) days of the date of this Agreement, this Agreement may be terminated at the sole option of the Manager.

         (b) Manager may, in its sole discretion, immediately terminate this Agreement, prior to the end of its term, by giving PEO thirty (30) days' written notice thereof.

7.       COVENANTS.

     (a) PEO and Manager shall each (i) promptly provide to the other party copies of all notices, demands or other official notifications received regarding the customer base, (ii) timely execute all reasonable documents as may be necessary to comply with all statutes, ordinances, rules and regulations relating to the ownership, use or exploitation of the customer base, (iii) cooperate with each other with respect to the making of all regulatory filings, and (iv) give prompt notice to the other of any event having a material adverse effect on the customer base or the Business.

     (b) Other than provided in the Stock Purchase Agreement, PEO shall not (i) modify, amend or otherwise alter, or sell, remove, transfer, convey, assign or otherwise dispose of, or lease or encumber any of the assets, customer base or Business, or (ii) otherwise take any action that could reasonably be expected to have a material adverse effect on the assets, customer base or the Business.

     (c) PEO shall not open any new bank accounts without prior written approval from Manager.

     (d)  PEO shall not  obtain or  attempt to  obtain,  without  prior  written
          approval   from   Manager,   a  new  or  addition   Federal   employee
          identification number.

     (e) PEO shall not receive, by acquisition or assignment, any new business without prior written approval from Manager.

     (f) PEO shall not incur any capital expenditures without prior written approval from Manager.

     (g) PEO shall not make any distributions to employees, shareholders, directors or officers without prior written approval from Manager.

     (h) PEO shall not declare a dividend on any of its securities without prior written approval from Manager.

8. INSPECTION. At all times at reasonable hours and upon reasonable notice, each party shall have the right to review, inspect and duplicate all relevant business records of the other relating hereto.

9. NO AGENCY. PEO hereby authorizes Manager to prepare, execute, and make such filings with any governmental or regulatory authority on behalf of PEO as shall be necessary and/or appropriate for the purpose of carrying out Manager's duties as described herein. Except as otherwise provided herein, Manager is, and shall remain, an independent contractor acting solely for its own account. PEO shall have no authority, express or implied, to act as agent of Manager for any purpose.

10. TRANSITION. In connection with the Closing under the Stock Purchase Agreement, PEO shall cooperate with PEO in all reasonable respects to effectuate a smooth transfer of customers and transition of the Business to PEO. In the event a Closing does not occur under the Stock Purchase Agreement, PEO shall, at its sole cost upon PEO's request, cooperate with PEO to effectuate a smooth transfer of PEO's customers and transition of the Business to any purchaser of PEO's customers and Business or any other designee of PEO, including, without limitation, making such mailings to customers, transfer of and customer records and computerized data and doing such other things as PEO may reasonably request from time to time.

11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered in person or by courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage pre-paid addressed as follows:

     (a)  If to the Manager, addressed as follows:

                                    The Cura Group II, Inc.
                                    5101 N.W. 21st Avenue
                                    Fort Lauderdale, Florida
                                    Attn: Danny L. Pixler
                                    Facsimile No.: (954) 315-2330

                           with a copy to:

                                    Levy Boonshoft & Spinelli, PC
                                    477 Madison Avenue, 14th Floor
                                    New York, NY 10022
                                    Attention: Peter Campitiello, Esq.
                                    Facsimile No.: (212) 751-6943

            If to the PEO, addressed as follows:

                                    StaffAmerica, Inc.
                                    6000 Fairview Road - Suite 1500
                                    Charlotte, North Carolina 28210

                           with a copy to:








12. INDEMNITY. Each party shall indemnify and hold harmless the other party from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys fees) arising out of, or incurred as a result of, the indemnifying party's breach of any provisions of, or failure to perform its obligations under this Agreement. This provision shall survive termination of this Agreement.

13. ENTIRE AGREEMENT, AMENDMENT; EFFECT OF WAIVERS. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understanding relating to the subject matter hereof between Manager and PEO. This Agreement may be amended or modified only by a written instrument executed by Manager and PEO (to the extent such change relates to it) or by their respective successors and assigns. No waiver by PEO or Manager of any default, breach or violation or a series of defaults, breaches or violations of this Agreement shall constitute a waiver of any subsequent default, breach or violation or waiver of any of the terms of this Agreement.

14. ANNOUNCEMENTS. All announcements of any kind relating to this Agreement, including to PEO's customers, employees and the public, must receive prior written approval from Manager, excluding those which Manager, or its parent, may be required to file with the Securities and Exchange Commission.

15. GENERAL. This Agreement: (i) shall be governed by, construed and enforced in accordance with the laws of the State of Florida without regard to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the successors and assigns of PEO and Manager, nothing in this Agreement, expressed or implied, being intended or confer upon any other person any rights or remedies hereunder; provided, that, except as otherwise provided herein, neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party hereto, and provided, further, that no assignment shall relieve the assignor of its liability hereunder; and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.


THE CURA GROUP III, INC.                    STAFFAMERICA, INC.

By:    /s/ Danny L. Pixler                   By:/s/ William Baumgardner
       -------------------                       -----------------------
      Danny L. Pixler, President              William Baumgardner, President